Exhibit 23.3

Consent of Independent Auditors

Hot Air, Inc.

Fort Lauderdale, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of BurgerFi International, Inc. and Subsidiaries of our report dated May 4, 2021, relating to the consolidated financial statements of Hot Air, Inc. and Subsidiaries, appearing in BurgerFi International, Inc.’s Current Report on Form 8-K dated November 3, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Fort Lauderdale, Florida

November 29, 2022